UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2022
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Williams-Sonoma, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3250 Van Ness Avenue, San Francisco, California 94109
(Address of principal executive offices)
Registrant’s telephone number, including area code (415) 421-7900
N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $.01 per share	WSM	New York Stock Exchange	, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 14, 2022, Williams-Sonoma, Inc. (the "Company") announced that Julie Whalen, Executive Vice President, Chief Financial Officer, and Alex Bellos, President, West Elm brand are resigning from the Company effective September 14, 2022. Jeff Howie, age 52, will succeed Ms. Whalen as Executive Vice President, Chief Financial Officer and principal financial officer effective September 14, 2022. Jeremy Brooks, age 42, will succeed Ms. Whalen as principal accounting officer effective September 14, 2022.

Mr. Howie has served in various positions with the Company since 2002, most recently as Executive Vice President, Chief Administrative Officer. Prior to that role, Mr. Howie served as Executive Vice President, Chief Administrative Office, Pottery Barn brands from 2017 to 2021. From 2016 to 2017, Mr. Howie served as Executive Vice President of Finance and Inventory Management in the Company’s Pottery Barn brands. From 2013 to 2016, Mr. Howie served as Senior Vice President of Finance and Inventory Management in the Williams-Sonoma brand. From 2008 to 2013, Mr. Howie served as Senior Vice President of Inventory Management for the Pottery Barn Kids and Pottery Barn Teen brands as well as overseeing WSI Franchise Operations from 2009 to 2011. From 2004 to 2008, Mr. Howie served as Vice President of Inventory Management in the Company’s Pottery Barn Kids brand. From 2002 to 2004, Mr. Howie served as Director of Inventory Management in the Company’s Pottery Barn Kids brand.

In light of Mr. Howie’s increased duties and responsibilities, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved Mr. Howie’s annual base salary of $900,000 and the following equity awards to Mr. Howie, which have an effective grant date of September 12, 2022: (a) restricted stock units for the number of shares of the Company’s common stock determined by dividing $2,100,000 by the closing price of the Company’s common stock on the last trading day prior to the effective grant date, rounded down to the nearest whole share and (b) performance stock units for a target number of shares of the Company’s common stock determined by dividing $1,400,000 by the closing price of the Company’s common stock on the last trading day prior to the effective grant date, rounded down to the nearest whole share, with each grant to be made under the Company’s 2001 Long-Term Incentive Plan. No other changes were made to Mr. Howie’s existing compensatory or severance arrangements.

Mr. Brooks has served as the Company's Senior Vice President, Chief Accounting Officer and Head of Investor Relations since October 2021. From 2007 to 2021, Mr. Brooks served in various position at J.Crew, most recently serving as its Senior Vice President, Chief Accounting Officer.

Item 9.01.	Financial Statements and Exhibits

(d)	List of Exhibits:

99.1	Press Release dated September 14, 2022 titled Williams-Sonoma Inc. Announces Leadership Transitions
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: September 14, 2022	By:	/s/ Jeffrey Howie
Jeffrey Howie
Chief Financial Officer

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